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                                                                    Exhibit 8.01


                               September 17, 1999



Onsale, Inc.
1350 Willow Road, Suite, 100
Menlo Park, CA  94025

          Re:  Tax Opinion for the Merger Transaction Involving Onsale, Inc.,
               --------------------------------------------------------------
               and Egghead.com, Inc.
               ---------------------

Ladies and Gentlemen:

          We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed asset acquisition and merger transaction (the transaction collectively referred to as the "Merger") involving Onsale, Inc., a Delaware corporation ("Onsale"), EO Corporation, a Washington corporation and a wholly-owned subsidiary of Onsale ("Newco"), and Egghead.com, Inc., a Washington corporation ("Egghead"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on September 17, 1999 and related Exhibits thereto as thereafter amended at any time to and including the date hereof (the Registration Statement on Form S-4 and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 Registration Statement"). This opinion has been requested solely to satisfy a condition to the closing of the Merger.

          The Merger is structured as a statutory merger of Newco with and into Egghead, with Egghead surviving the merger and becoming a wholly-owned subsidiary of Onsale, all pursuant to the applicable corporate laws of the State of Delaware and the State of Washington and in accordance with the Agreement and Plan of Merger by and among Onsale, Newco, Egghead dated as of July 13, 1999, and exhibits thereto (collectively, the "Agreement"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Onsale in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

          1.  The S-4 Registration Statement (including exhibits thereto);
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Onsale, Inc.
September 17, 1999
Page 2

          2.  The Agreement;

          3. A Tax Matters Certificate of Onsale dated September 15, 1999, signed by an authorized officer of Onsale and delivered to us from Onsale and incorporated herein by reference; a copy of this Certificate of Officers is attached hereto as Exhibit A; and

          4. A Tax Matters Certificate of Egghead dated September 16, 1999, signed by an authorized officer of Egghead and delivered to us from Egghead and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B.

          In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) that:

          (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

          (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant;

          (3) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the States of Delaware and Washington;

          (4) At all relevant times prior to and including the Effective Date,
(i) no outstanding indebtedness of Onsale, Newco, or Egghead has or will represent equity for tax purposes; (ii) no outstanding equity of Onsale, Newco, or Egghead has represented or will represent indebtedness for tax purposes;
(iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Egghead capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) or the Code; and

          (5) The Merger will be reported by Onsale, Newco and Egghead on their respective federal income tax return in a manner consistent with the opinion set forth below.

          Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof):
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Onsale, Inc.
September 17, 1999
Page 3

          (a) The Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code; and

          (b) Onsale, Newco, and Egghead each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

          Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

          Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of Onsale, Newco, or Egghead; (ii) any transaction which Egghead Common Stock is acquired or Onsale Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of Egghead Common Stock; (v) the effects of the Merger and Onsale's assumption of outstanding options to acquire Egghead stock on the holders of such options under any Egghead employee stock option or stock purchase plan, respectively; (vi) the effects of the Merger on any Egghead stock acquired by the holder subject to the provision of Section 83(a) of the Code;
(vii) the effects of the Merger on any payment which is or may be subject to the provisions of (S) 280G of the Code; and (viii) the application of the collapsible corporation provisions of (S) 341 of the Code to Onsale, Newco or Egghead as a result of the Merger.

          No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be
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Onsale, Inc.
September 17, 1999
Page 4

given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

          This opinion is being delivered solely for the purpose of satisfying the condition set forth in Section 6.1(f) of the Agreement. This opinion may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.


                              Very truly yours,




                              /s/ Fenwick & West LLP
                              _______________________________
                              FENWICK & WEST LLP

                              A LIMITED LIABILITY PARTNERSHIP INCLUDING
                              PROFESSIONAL CORPORATIONS